Exhibit 10.2

Certain information has been deleted from this Exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2.

PULLET PRODUCTION AND SALE AGREEMENT

This Agreement is made effective August 1, 2008, by and between Fort Recovery Equity, Inc., an Ohio cooperative association that is a corporation (“FRE”), whose address is 2351 Wabash Road, Fort Recovery, Ohio 45846 and Golden Oval Eggs, LLC, a limited liability company (“Golden Oval”), whose address is 1800 Park Avenue East, Renville, Minnesota 56284.

1.             Purpose.  The purpose of this Agreement is for Golden Oval to contract with FRE for the production and sale of pullets to Golden Oval in which FRE will purchase chicks, cause the chicks to be raised to pullets, and FRE will cause the pullets to be sold and available as finished pullets for delivery to Golden Oval.  Golden Oval will take delivery and pay for pullets as provided in this Agreement.

2.             Pullet Flocks.  Upon receipt and acceptance of a purchase order and deposit from Golden Oval, FRE will deliver to a pullet house of one of FRE’s Members a flock or successive flocks of one day old chicks (a “Flock”) and all feeds and medicines necessary for each Flock during the pullet growing cycle until the Flock is delivered from the pullet house to Golden Oval, Flocks will be delivered according to the Pullet Growing Schedule attached to this Agreement as Exhibit A.  FRE will decide where the Flock will be housed.  FRE will arrange for production of each Flock under one of its Pullet Grower Agreements with a FRE Member.  Under the Pullet Grower Agreement, FRE will be the exclusive agent for the pullets with full authority to sell the Flock at the end of the pullet growing cycle.  The parties anticipate that Flocks will be placed and grown out under this Agreement as described in Exhibit A.

3.             Title To Pullets.  Upon delivery of the Flock to the pullet house, title to the Flock will pass to FRE’s Member, subject to FRE’s lien, agency, and exclusive right to sell the Flock as provided in a Pullet Grower Agreement between FRE’s Member and FRE, which is not part of this Agreement. FRE will assure that clear title to the pullets is transferred to Golden Oval upon sale and delivery of the pullets to Golden Oval.

4.             Pullet Production Procedures.  FRE’s Member will grow out the Flock under FRE’s management and supervision, using FRE feed, production forms, and Flock health, management and biosecurity programs.

5.             Pullet House.  FRE will provide for each Flock, proper housing, equipment, heat, water, light, ventilation, loading facility, and labor to feed, care for, and ship each Flock in accordance with good poultry husbandry and pullet production practices, and in accordance with applicable state and federal law.  Proper equipment will include, without limitation, equipment reasonably necessary to protect each Flock from power failures.

6.             FRE’s Responsibilities.  FRE will provide or arrange under FRE’s Pullet Grower Agreement with FRE’s Member to:

(A)          Pullet House; Manure.  Maintain the pullet house in good condition, repair, and sanitary working order.  Manure from each Flock will be the property of FRE’s Member and the Member will provide for proper handling and disposal of the manure;

(B)           Care and Feeding.  Maintain, feed and care for each Flock in accordance with standards of good poultry husbandry, keeping each Flock in a healthy condition; however, Golden Oval will accept and be responsible for mortality losses in the Flock in the normal course of pullet grow out;

(C)           Insurance.  Maintain in force property and casualty insurance and general liability insurance covering the Flock and public liability, property damage, and personal injury from acts or omissions of FRE and its Member in the conduct of growing out each Flock;

(D)          Additional Services.  Trim beaks and spray for mites, flies, and other insects using products approved by FRE;

(E)           Limited Access to Pullet House.  Allow no one in the pullet house other than employees of the Member and authorized employees of FRE, and follow FRE’s biosecurity measures, Because of the recognized dangers in the spread of infections and contagious diseases, FRE’s Member will prevent persons employed in the care of and feeding of each Flock, from visiting other poultry farms except under special precautions recommended by FRE;

(F)           Golden Oval Access.  Permit Golden Oval’s authorized employees to inspect the Flock and the pullet house at reasonable times with prior notice and subject to FRE’s biosecurity measures;

(G)           Production Records.  Prepare and submit Flock production records to Golden Oval as requested;

(H)          Access For Load Out.  Furnish and maintain sufficient access driveways to allow pick-up by trucks of Golden Oval or its designees;

(I)            Grower Payments.  FRE will be responsible for grower payments to be made under the Pullet Grower Agreement.

7.             Purchase and Sale of Pullets.  FRE will grow out the pullet Flock(s) and sell the pullets to Golden Oval F.O.B. the pullet house free and clear of any lien or encumbrance, including any lien or encumbrance of a grower for which FRE will have sole responsibility, and Golden Oval will purchase the pullets contracted for under this Agreement.

8.             Purchase Price.  The purchase price for pullets is calculated on a cost plus margin formula as follows:

(A)          Feed.  Feed at FRE’s ingredient cost plus $[***] per ton for grinding, mixing, and delivery and $[***] per ton margin;

(B)           Chicks.  Chicks constituting a Flock to be grown out under this Agreement at FRE’s acquisition cost from Hyline International, plus $[***] per finished pullet delivered;

(C)           Animal Health.  FRE’s cost for vaccines and other animal health products and services furnished to the Flock;

(D)          Beak Trimming and Other Services.  FRE’s cost for beak trimming, labor to load out finished pullets, and other additional services requested by Golden Oval; and

(E)           Extended Grow Out.  If the pullet grow out exceeds the “Age at move” in Exhibit A, an additional $[***] per week per pullet.

9.             Payment; Advance Deposit.  Golden Oval must make advance deposits and pay certain cost components of the pullet purchase price before and during the term of each Flock grow out as assurance of Golden Oval’s performance in purchasing and paying for pullets contracted for under this Agreement.  The deposits and payment of costs are as follows:

(A)          Deposits:

(i)            $[***] per chick placed, to be paid at least seven (7) days before Flock is placed in the pullet house;

(ii)           $[***] per chick placed, to be paid before the pullets are four (4) weeks old;

(iii)          $[***] per chick placed, to be paid before the pullets are ten (10) weeks old; and

(iv)          $[***] per chick placed to be paid before the pullets are sixteen (16) weeks old.

(v)           These deposits will be held by FRE and credited toward the purchase price of pullets upon the delivery and sale of pullets to Golden Oval.  If Golden Oval does not make timely payment of these deposits, FRE’s pullet growing commitments under this Agreement are automatically cancelled and any deposits received by FRE forfeit to FRE as liquidated damages for Golden Oval’s default, in addition to other amounts owed by Golden Oval to FRE under this Agreement.

(B)           Payment of Costs.  Golden Oval must pay FRE the following pullet purchase price cost components within seven (7) days from Golden Oval’s receipt of invoice:

(i)            Feed used to feed Flocks, to be invoiced weekly;

(ii)           Animal Health, to be invoiced as costs are incurred for the Flocks, but no more frequently than weekly; and

(iii)          Beak trimming, load out labor, and other services requested by Golden Oval for the Flocks, to be invoiced as incurred.

(C)           Settlement Of Purchase Price And Sale.  FRE will prepare a settlement statement for each Flock, which will be a legally enforceable bill of sale of the pullets to Golden Oval, upon delivery and sale of the pullets.  The settlement statement will:

(i)            Apply Golden Oval’s deposits and payments made under section 9 to the purchase price of the pullets that is determined under section 8;

(ii)           Determine any difference between the payments and the purchase price; and

(iii)          FRE will bill or credit Golden Oval for any under or over payment of the purchase price on a per Flock basis.

The sale of pullets under this Agreement will occur only when the settlement statement is accepted by both parties.

10.           FRE Is Exclusive Agent.  FRE will contract with growers to be the exclusive agent for the sale of the pullets of each Flock to Golden Oval.  Golden Oval will not sell, encumber or otherwise dispose of any of its rights under this Agreement or any of the pullets before sale and delivery of the pullets to Golden Oval other than as provided in Section 12.  As consideration and reimbursement for all of the payments, inputs and other costs and expenses that FRE furnishes and the grower payments to be made by FRE, FRE is entitled to, and must receive, control and have exclusive ownership of all revenues and proceeds from the sale or other disposition of each Flock, including, without limitation, the proceeds of any insurance obtained by FRE or FRE growers on the Flock.

11.           Transport.  FRE will arrange and pay for transport of chicks to the pullet house and any movement of the chicks during pullet grow out.  Golden Oval will purchase the pullets F.O.B. the pullet house. Golden Oval will arrange and pay for transport of the pullets from the pullet house upon delivery and sale of the pullets to Golden Oval.

12.           No Assignment.  Golden Oval may not assign or transfer its rights or obligations under this Agreement without written consent of FRE, which may not be unreasonably withheld.  FRE may not assign or transfer its rights or obligations under this Agreement without written consent of Golden Oval.

13.           No Lien.  Golden Oval will not permit any encumbrance on the pullets or the proceeds of the pullets until after delivery and full payment of the purchase price.  FRE must transfer the pullets to Golden Oval free and clear of any lien or encumbrance, including any interest of a grower under FRE’s Pullet Grower Agreement.

14.           Independent Contractor.  This Agreement is not intended to create a joint venture or partnership between FRE and Golden Oval but rather, the relationship of seller and purchaser wherein FRE produces and sells pullets to Golden Oval and Golden Oval purchases them. FRE is an independent livestock producer and not an employee or agent of Golden Oval.

15.           Notice.  All notices required by or relating to this Agreement must be in writing and may be delivered either in person or by fax, e-mail or regular U.S. Mail to the addresses appearing in this Agreement.

16.           Term of Agreement.  The term of this Agreement begins on August 1, 2008 and continues indefinitely until terminated by either party.  The parties intend that the term of this Agreement will continue throughout the Pullet Growing Schedule attached to this Agreement as Exhibit A.  Either party may terminate this Agreement by written notice given to the other at the address below with a written copy to the chief executive officer of FRE and Golden Oval at least 60 days before the intended termination date, except that this Agreement will continue throughout the pullet grow out of any Flock placed before the intended termination date.

17.           Entire Agreement.  This Agreement is the entire agreement between FRE and Golden Oval with respect to its subject matter.  This Agreement may not be amended except in a writing signed by both parties.

18.           Applicable Law.  This Agreement must be construed and interpreted in accordance with Ohio law.

The parties have signed this Agreement on the dates opposite their signature, to be effective as of August 1, 2008.

FORT RECOVERY EQUITY, INC. 23.51 Wabash Road
Fort Recovery, Ohio 45846
Fax: 419-375-4838
E-mail: bill.glass@fort-equity.com

Date:	8-22-08	By	/s/ William Glass
William Glass, President

GOLDEN OVAL EGGS, LLC 1800 Park Avenue East
Renville, Minnesota 56284
Fax: 320-329-8136
E-mail: jwalker@geggs.net

Date:	8-19-08	By	/s/ Jeff Walker
Jeff Walker, Director of Operations

PULLET PRODUCTION AND SALE AGREEMENT

EXHIBIT A

Fort Recovery Equity, Inc, / Golden Oval Eggs, LLC
Pullet Growing Schedule

Flock #	Chick placed	Hatch Date	Date Moved to Lay house	Age at move
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]
10	[***]	[***]	[***]	[***]